UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

May 31, 2016

Date of Report (Date of earliest event reported)

Commission File No. 0-14225

EXAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	94-1741481
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

48720 Kato Road, Fremont, CA 94538

(Address of principal executive offices, zip code)

(510) 668-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On June 1, 2016, Exar Corporation (the “Exar”) entered into a Share Purchase Agreement (the “Purchase Agreement”) with Beijing E-town Chipone Technology Co., Ltd. (the “Buyer”), a limited liability company of the People’s Republic of China, and solely for the purposes of Article 13 and Article 14 of the Purchase Agreement, Beijing E-Town International Investment & Development Co., Ltd., and Chipone Technology Co., Ltd. (collectively, the “Guarantors”). Pursuant to the Purchase Agreement, Exar is selling to Buyer 100% of the issued and outstanding shares of Integrated Memory Logic Limited (“iML”), a Cayman Islands exempt company and a wholly owned subsidiary of Exar. Exar’s iML is a leading provider of power management and color calibration solutions for the flat-panel display and LED lighting markets. The purchase price for the sale transaction is $136,000,000, payable in cash, and adjusted for for iML’s cash and debt at closing. The purchase price is subject to a downward adjustment if iML’s working capital balance as of the closing of the transaction falls below an agreed upon amount. The Guarantors have agreed to guarantee the payment as and when due of the payment obligations of Buyer under the Purchase Agreement and any other ancillary agreement.

Under the terms of the Purchase Agreement, Exar has agreed to indemnify Buyer for breaches of representations and warranties, covenants and other matters. Exar has agreed to place $5,000,000 of the total purchase price into an escrow account for a period of 18 months to partially secure its indemnification obligations under the Purchase Agreement. Exar’s indemnification obligations for breaches of representations and warranties survive 12 months from the closing of the transaction, except for breaches of representations and warranties covering intellectual property, which survive 18 months, and breaches of representations and warranties of certain fundamental representations, which survive until the expiration of the applicable statute of limitations. Exar’s maximum indemnification obligations for breaches of representations and warranties, other than intellectual property and fundamental representations, is $13,600,000, its maximum indemnification obligations for breaches of intellectual property representations is $34,000,000, and in the case of fundamental representations, Exar’s maximum indemnity obligation is the full purchase price amount. The aggregate amount recovered by Buyer in accordance with the indemnification provisions with respect to matters that are subject to the intellectual property representation, together with the aggregate amount recovered by Buyer in accordance with the indemnification provisions with respect to matters that are subject to the general representations and warranties (other than fundamental representations), will in no event exceed $34,000,000.

The consummation of the transaction is subject to certain conditions, including, without limitation, approval of the transaction by the Committee on Foreign Investment in the United States, approvals from certain PRC governmental authorities and Taiwan government authorities. If certain approvals are not obtained under certain circumstances, Exar will be entitled to a termination fee of $6,500,000.

The Purchase Agreement contains customary representations and warranties by Exar and Buyer. The Purchase Agreement also contains customary covenants and agreements, including with respect to the operations of the business of iML and its subsidiaries between signing and closing, governmental filings and approvals and other matters.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Purchase Agreement, which is attached as Exhibit 2.1 and is incorporated herein by reference.

The Purchase Agreement contains representations and warranties by each of Exar and Buyer. These representations and warranties were made solely for the benefit of the parties to the Purchase Agreement and:

•	should not be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	may have been qualified in the Purchase Agreement by disclosures that were made to the other party in connection with the negotiation of the Purchase Agreement;

•	may apply contractual standards of “materiality” that are different from “materiality” under applicable securities laws; and

•	were made only as of the date of the Purchase Agreement or such other date or dates as may be specified in the Purchase Agreement.

Item 2.02.  Results of Operations and Financial Condition

On June 2, 2016, Exar Corporation issued a press release announcing the transaction described above in Item 1.01 and provided details of Exar’s recently reported financial results for the third and fourth quarters of fiscal 2016 and Exar’s Non-GAAP unaudited pro-forma results (without the iML subsidiary). A copy of the press release regarding this financial information is attached hereto as Exhibit 99.2, and is incorporated herein by reference.

The information in this Item 2.02 of this Current Report on Form 8-K and Exhibit 99.2 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 31, 2016, the Board of Directors of Exar appointed Richard L. Leza as the Executive Chairman and Technology Advisor, effective immediately. Mr. Leza had been serving as Exar’s acting Chief Executive Officer and President (Interim) of Exar as well as the Chairman of the Board. In his new role, Mr. Leza will devote more time to Exar and work with Exar’s executive management team in shaping strategy, technology and product direction. Mr. Leza will also continue to serve as the Chairman of the Board of Directors of Exar.

Mr. Leza, 69 years old, was appointed as the acting Chief Executive Officer and President (Interim) of Exar in October 2015. From 1982 to 1988, Mr. Leza was co-founder, Chairman and Chief Executive Officer of RMC Group, Inc., which provided management and research services for public and private technology companies. Mr. Leza was the founder, Chairman and Chief Executive Officer of AI Research Corporation, an early stage venture capital firm specializing in the areas of business-to-business software, information technology, medical devices and medical analytical software applications. Mr. Leza served in such position, which was his principal occupation and employment, from 1988 to 2007. From 1998 to 2001, Mr. Leza was the co-founder, Chairman and Chief Executive Officer of CastaLink, Inc., a provider of a web-based supply chain collaboration solution. From 1997 to 1999, Mr. Leza served as co-founder, Chairman and Chief Executive Officer of NucleoTech Corporation, an application software company focused on digital image-driven analytical DNA software solutions. Mr. Leza was a board member of the Stanford Graduate School of Business Advisory Council from 2001 to 2007 and is Emeriti Director of the New Mexico State University Foundation Board. Mr. Leza served as a director of AI Research Corporation from 1988 to 2008. Mr. Leza is now a member of the SEC Advisory Committee on Small and Emerging Companies. Mr. Leza earned an MBA from the Stanford University Graduate School of Business and a B.S. in Civil Engineering from New Mexico State University.

On May 31, 2016, the Board of Directors of Exar appointed Ryan A. Benton as Exar’s Chief Executive Officer and a member of the Board of Directors of Exar, effective immediately. Mr. Benton had been serving as Exar’s Chief Financial Officer.

Mr. Benton, 45 years old, was appointed Exar’s Senior Vice President and Chief Financial Officer in December 2012. Prior to joining Exar, Mr. Benton was Chief Financial Officer of SynapSense, a private venture backed company serving the Data Center Infrastructure Management market from May 2012 to December 2012. Prior to SynapSense, from February 2007 until May 2012, Mr. Benton was Chief Financial Officer of SoloPower Inc., a manufacturer of thin-film solar cells and flexible solar modules. From November 2004 until February 2007, Mr. Benton served as a financial consultant for the United States subsidiary of ASM International NV, a semiconductor capital equipment company, where he supported acquisitions and integration process. He also served as Chief Financial Officer for PB Unlimited, an advertising specialty manufacturer, from April 2002 through November 2004. Mr. Benton served as corporate controller for eFunds, an information technology solutions company, where he was employed from September 2000 until March 2002. Mr. Benton received his B.A. from the University of Texas.

On May 31, 2016, the Board of Directors of Exar appointed Keith Tainsky as Exar’s Chief Financial Officer, effective immediately. Mr. Tainsky had been serving as Exar’s Senior Director of Finance.

Mr. Tainsky, 44 years old, served as Exar’s Senior Director of Finance since March, 2015. Prior to joining Exar, Mr. Tainsky served as the Director of Finance for Amkor Technology, a leading provider of contract semiconductor assembly and test services. Prior to Amkor, Mr. Tainsky held senior-level positions at Starwood Hotels & Resorts, Insight Enterprises, and ASM International NV. Mr. Tainsky started his career at Motorola Semiconductor, and has spent almost 10 years with several of the Big 5 Accounting firms. He has over 25 years of experience in finance, operations and management consulting. Mr. Tainsky holds a bachelor’s degree in accounting from Northern Arizona University.

In connection with his appointment as Chief Financial Officer, on May 31, 2016, Mr. Tainsky entered into a Change of Control Agreement (the “Agreement”) with Exar providing that in the event Mr. Tainsky is terminated without Cause or resigns for Good Reason within 12 months due to such Change of Control (as such terms are defined in the Agreement), subject to his delivering a release of claims in favor of Exar, he will be entitled to receive (i) accelerated vesting of all options, RSU and other equity based awards to the extent outstanding and otherwise unvested and scheduled to vest within the first 12 months after the date of termination, (ii) a lump sum equal to six months of base salary, and (iii) six months of COBRA.

On May 31, 2016, the Board of Directors of Exar appointed Sherry Lin as Exar’s Chief Accounting Officer, effective immediately. Ms. Lin had been serving as Exar’s Corporate Controller.

Ms. Lin, 42 years old, has served as Exar’s Corporate Controller since February, 2013. Prior to her appointment as Corporate Controller, she served as Exar’s Assistant Controller and Director of Accounting from April 2012 to February 2013. Previously, Ms. Lin was Assistant Controller at Zoran Corporation. Prior to Zoran Corporation, Ms. Lin spent over five years at Deloitte & Touche, LLP where she held a variety of senior roles culminating in her appointment from Audit Associate to Audit Manager. Ms. Lin received her B.A from California State University of Los Angeles.

Notwithstanding the above, there were no other material plan, contract or arrangement to which any of the officers above is a party or in which he or she participates that was entered into or material amendment in connection with the appointments discussed above or any grant or award to any such officer or modification thereto, under any such plan, contract or arrangement in connection with any such event.

Exar issued a press release to announce the management changes described above. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits.

2.1

Share Purchase Agreement dated June 1, 2016 by and between Exar Corporation, Beijing E-town Chipone Technology Co., Ltd. (the “Buyer”), a limited liability company of the People’s Republic of China, and solely for the purposes of Article 13 and Article 14 of the Purchase Agreement, Beijing E-Town International Investment & Development Co., Ltd., and Chipone Technology (Beijing) Co., Ltd.*

99.1	Press Release of Exar Corporation dated May 31, 2016.
99.2	Press Release of Exar Corporation dated June 2, 2016.

*            Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Exar agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXAR CORPORATION
(Registrant)

Date: June 2, 2016	/s/ Ryan A. Benton
Ryan A. Benton
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1

Share Purchase Agreement dated June 1, 2016 by and between Exar Corporation, Beijing E-town Chipone Technology Co., Ltd. (the “Buyer”), a limited liability company of the People’s Republic of China, and solely for the purposes of Article 13 and Article 14 of the Purchase Agreement, Beijing E-Town International Investment & Development Co., Ltd., and Chipone Technology (Beijing) Co., Ltd.*

99.1 99.2	Press Release of Exar Corporation dated May 31, 2016. Press Release of Exar Corporation dated June 2, 2016.

*           Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Exar agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.